Exhibit 99.1
MAGELLAN PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Introduction
On May 25, 2012 (the “Closing Date”), Magellan Petroleum Corporation ( “Magellan”) completed an asset swap agreement (the “Santos SA”) entered into by its wholly owned subsidiary Magellan Petroleum (N.T.) Pty Ltd (“Magellan NT”) with Santos QNT Pty Ltd (“Santos QNT”) and Santos Limited (collectively the “Santos Entities”). The net cash proceeds from the Santos SA were approximately $24.4 million as of the Closing Date. Including adjustments of approximately $3.6 million, the total cash proceeds from the Santos SA will be approximately $28.0 million.
Following the completion of the Santos SA, Magellan has become the sole owner of the Palm Valley Interests and the Dingo Interests, and the Santos Entities have become the sole owner of the Mereenie Interests. In accordance with the terms of the Santos SA, the transaction is deemed to be effective as of July 1, 2011.
The unaudited pro forma condensed combined financial statements presented below are based on the historical condensed consolidated financial statements of Magellan give effect to the disposal of the Mereenie Interests and acquisition of the Palm Valley Interests and the Dingo Interests as contemplated in the Santos SA. It is assumed that the Santos SA gives effect to the condensed combined statement of operations as of July 1, 2010, and gives effect to the condensed combined balance sheet as of March 31, 2012. The pro forma adjustments below are (1) considered directly attributable to the Santos SA, (2) factually supportable, and (3) with respect to the condensed combined statement of operations, expected to have a continuing impact on the consolidated results.
The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Magellan closed on the Santos SA during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, have been derived and should be read in conjunction with, the historical consolidated financial statements of Magellan, which are incorporated in this document by reference, included in its Annual Report on Form 10-K for the year ended June 30, 2011, and its unaudited condensed financial statements included in its Form 10-Q for the three, six, and nine month period ending September 30, 2011, December 31, 2011, and March 31, 2012, respectively.

MAGELLAN PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET as of March 31, 2012

	Magellan as Reported	Pro Forma
		Acquisition (a)		Disposition (b)		Combined
ASSETS		(In thousands)
Current assets:
Cash and cash equivalents	$17,210	$(2,927)	(c)	$27,314	(d)	$41,597
Accounts receivable - trade (net of allowance for doubtful accounts of $66,702)	2,375	—		—		2,375
Accounts receivable - working interest partners	1,012	561	(c)	3,006	(d)	4,579
Inventories	591	—		—		591
Assets held for sale	1,755	—		(1,755)		—
Prepaid assets	774	—		—		774
Other assets	1,329	—		—		1,329
Total current assets	25,046	(2,366)		28,565		51,245
Property and equipment, net (successful efforts method):
Proved oil and gas properties	34,031	2,808	(c)	—		36,839
Less accumulated depletion, depreciation and amortization	(11,309)	—		—		(11,309)
Unproved oil and gas properties	3,220	1,394	(c)	—		4,614
Wells in progress	6,485	—		—		6,485
Land, buildings and equipment (net of accumulated depreciation of $3,984,985)	989	354	(c)	—		1,343
Net property and equipment	33,416	4,556		—		37,972
Other non-current assets:
Securities available for sale	167	—		—		167
Goodwill	4,695	—		(4,288)	(e)	407
Other long term assets	242	—		—		242
Total other non-current assets	5,104	—		(4,288)		816
Total assets	$63,566	$2,190		$24,277		$90,033

LIABILITIES AND EQUITY
Current liabilities:
Short term line of credit	$650	$—		$—		$650
Current portion of note payable	504	—		—		504
Accounts payable	2,643	—		—		2,643
Income tax payable	—	—		—	(f)	0
Accrued liabilities	3,350	—		—		3,350
Liability related to asset held for sale	7,202	—		(7,202)		—
Total current liabilities	14,349	—		(7,202)		7,147
Long term liabilities:
Note payable	498	—		—		498
Other long term liabilities	245	—		—		245
Asset retirement obligations	5,430	2,190	(c)	—		7,620
Contingent consideration payable	4,279	—		—		4,279
Total long term liabilities	10,452	2,190		—		12,642
Commitments and contingencies
Equity:
Total equity attributable to Magellan	38,765	—		31,479	(g)	70,244
Total equity	38,765	—		31,479		70,244
Total liabilities and equity	$63,566	$2,190		$24,277		$90,033
See notes to the unaudited pro forma condensed combined financial statements.

MAGELLAN PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THE YEAR ENDED June 30, 2011

	Magellan as Reported	Pro Forma
		Acquisition (a)		Disposition (b)		Combined
		(In thousands)
REVENUES:
Oil production	$11,815	$—		$(6,842)		$4,973
Gas production	1,796	1,762		—		3,558
Other	4,565	2,730		(1,971)		5,324
Total revenues	18,176	4,492		(8,813)		13,855
OPERATING EXPENSES:
Lease operating	9,247	955		(5,677)		4,525
Depletion, depreciation, amortization, and accretion	2,891	968		(990)		2,869
Exploration	2,854	27		(671)		2,210
General and administrative	16,307	110		(350)		16,067
Loss on Evans Shoal Deposit	15,893	—		—		15,893
Gain on sale of assets	(969)	(23)		4		(988)
Impairment loss	173	—		—		173
Total operating expenses	46,396	2,037		(7,684)		40,749
Loss from operations	(28,220)	2,455		(1,129)		(26,894)
Other income (expense)
Interest income, net	923	16		(15)		924
Total other income	923	16		(15)		924
Loss before income tax benefit	(27,297)	2,471		(1,144)		(25,970)
Income tax expense	5,141	—	(f)	—	(f)	5,141
Net loss after income tax benefit	(32,438)	2,471		(1,144)		(31,111)
Net (loss) income attributable to non-controlling interest in subsidiaries	(5)	—		—		(5)
Net loss attributable to Magellan Petroleum Corporation	$(32,443)	$2,471		$(1,144)		$(31,106)

Average number of basic and dilutive common shares outstanding	52,398,936					52,398,936

Net loss per basic and dilutive common shares attributable to Magellan Petroleum Corporation common shareholders	$(0.62)					$(0.59)

See notes to the unaudited pro forma condensed combined financial statements.

MAGELLAN PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED March 31, 2012

	Magellan as Reported	Pro Forma
		Acquisition (a)		Disposition (b)		Combined
		(In thousands)
REVENUES:
Oil production	$10,641	$—		$(5,909)		$4,732
Gas production	1,148	1,050		—		2,198
Other	(46)	(25)		18		(53)
Total revenues	11,743	1,025		(5,891)		6,877
OPERATING EXPENSES:
Lease operating	10,412	1,026		(5,790)		5,648
Depletion, depreciation, amortization, and accretion	1,242	115		(273)		1,084
Exploration	3,619	32		(432)		3,219
General and administrative	9,083	107		(38)		9,152
Loss (gain) on sale of assets	(4,029)	(27)		(205)		(4,261)
Total operating expenses	20,327	1,253		(6,738)		14,842
Loss from operations	(8,584)	(228)		847		(7,965)
Other income (expense)
Interest income, net	357	5		(12)		350
Other expenses	5	—		—		5
Total other income	362	5		(12)		355
Loss before income tax benefit	(8,222)	(223)		835		(7,610)
Income tax expense	—	—	(f)	—	(f)
Net loss after income tax benefit	(8,222)	(223)		835		(7,610)
Net (loss) income attributable to non-controlling interest in subsidiaries	15	—		—		15
Net loss attributable to Magellan Petroleum Corporation	$(8,207)	$(223)		$835		$(7,595)

Average number of basic and dilutive common shares outstanding	53,592,958					53,592,958

Magellan Petroleum Corporation common shareholders Net loss per basic and dilutive common shares attributable to	$(0.15)					$(0.14)

See notes to the unaudited pro forma condensed combined financial statements.

MAGELLAN PETROLEUM CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 - Unaudited Pro Forma Adjustments
The Company will finalize amounts recognized in terms of the Santos SA as information necessary to complete the analysis is obtained. The Company expects to finalize these amounts during fiscal 2012, which will remain subject to change until finalized.

(a)
Reflects the acquisition of assets, liabilities, and results from operations for the periods presented related to the Palm Valley Interests and the Dingo Interests in accordance with the terms of the Santos SA.

(b)	Reflects the elimination of assets, liabilities, and results from operations for the periods presented related to the disposal of the Mereenie Interests in accordance with the terms of the Santos SA.

(c)
The Company has determined that the purchase of the Palm Valley Interests qualifies as a business combination and that the purchase of the Dingo Interests qualifies as an asset acquisition. The following table summarizes the values of the assets acquired and liabilities assumed as of the Closing Date based on the most recent preliminary purchase price allocation as of May 25, 2012.

	Palm Valley Interests	Dingo Interests	Total
	(In thousands)
Accounts receivable - working interest partners	$558	$3	$561
Proved oil and gas properties	2,808	—	2,808
Unproved oil and gas properties	—	1,394	1,394
Land, buildings and equipment	354	—	354
Total assets	3,720	1,397	5,117
Asset retirement obligations	2,056	134	2,190
Net assets acquired	$1,664	$1,263	$2,927

Cash consideration	$1,664	$1,263	$2,927
The Company has not recognized a contingent asset related to the series of contingent payments (the “Bonus Amounts”) set out in the Santos SA as such amounts are not reasonable assured.

(d)	The net cash proceeds from the Santos SA, as of the Closing Date, in addition to the purchase price adjustment to be finalized during fiscal 2012, is summarized in the following table:

	Mereenie Interests	Palm Valley Interests	Dingo Interests	Total
	(In thousands)
Cash consideration received/(paid)	$27,314	$(1,664)	$(1,263)	$24,387
Purchase price adjustment	3,006	558	3	3,567
Total net consideration received for asset swap transaction	$30,320	$(1,106)	$(1,260)	$27,954

(e)	Represents the preliminary allocation of goodwill as of the Closing Date of the representative fair value of the Mereenie Interests as a separate portion of a reporting segment of the Company.

(f)
The Company has estimated that it has sufficient U.S. state net operating losses, state net operating loss carry forwards, and Australian capital loss tax credits available, and as a result no income tax effect on the gain from the disposition of the Mereenie Interests have been provided for.

(g)	Represents the estimated gain related to the Santos SA, net of income taxes.